EXHIBIT 99.1

First Niagara Reports Second Quarter 2015 Results

Second Quarter 2015 Highlights:

  Second quarter GAAP earnings of $0.15 per diluted share
  Revenues, excluding the impact of tax credit amortization, of $353 million increased 2% QOQ
    Noninterest income increased 9% driven by customer activity and favorable seasonal trends
    Net interest income stable QOQ
  Period-end commercial business loans increased 9% QOQ
    Average consumer loan growth increased 2% QOQ driven by Indirect Auto and Home Equity balances
    Strong commercial loan pipeline at the end of the second quarter
  Average transactional deposit balances increased 5% QOQ and averaged 37% of deposits
    Average consumer checking balances increased 12% annualized QOQ and 5% YOY
    Strong customer response to Simple Checking and Companion Savings deposit products
  Strong credit quality maintained
    NCOs averaged 0.31% of originated loans, unchanged QOQ
    Nonperforming loans declined 9% QOQ; Total criticized loans decreased 5% QOQ

BUFFALO, N.Y., July 24, 2015 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (NASDAQ:FNFG) today reported GAAP net income available to common shareholders of $53.5 million, or $0.15 per diluted share for the second quarter of 2015, compared to $43.8 million, or $0.12 per diluted share, for the quarter ended March 31, 2015.

"We had solid execution in the second quarter reflecting adherence to our prudent credit underwriting practices and progress in implementing our strategic investment plan, which remains on-time and on-budget," said Gary M. Crosby, President and Chief Executive Officer. "Our team is focused on providing a faster, easier, simpler and more secure banking experience, and our customers are responding well. I'm especially proud of our recent recognition by the Reputation Institute as the number four most-reputable bank based on customer feedback. In particular, we received high scores for innovation, citizenship and product quality. Customer-centricity is the heart of our strategy and culture. Every decision we make and every action we take are with our customers, and ultimately our shareholders, top-of-mind and we're gratified to see those efforts recognized by the people we serve."

"Compared to the prior quarter, revenues increased as most noninterest income categories benefited from strong customer activity as well as seasonal strength," said Gregory W. Norwood, Chief Financial Officer. "In our commercial lending business, we ended the quarter on a strong note with period-end commercial business (C&I) balances increasing 9% annualized from the prior quarter benefitting from strong activity in June. Importantly, our loan pipeline at the end of the quarter also was robust. Sequentially, average consumer deposit balances increased 5% annualized driven by interest-checking and money market deposit balances. Net interest margin of 3.02% was in line with our expectations."

Second Quarter Results

On a GAAP basis, in the second quarter of 2015, First Niagara reported net income available to common shareholders of $53.5 million, or $0.15 per diluted share, compared to $43.8 million, or $0.12 per diluted share in the first quarter of 2015, and $68.3 million, or $0.19 per diluted share, for the quarter ended June 30, 2014.

Compared to the first quarter of 2015, the increase in net income available to common shareholders was primarily driven by a 5% increase in noninterest income as well as the impact of $11 million in after-tax restructuring charges or $0.03 per share that were incurred in the first quarter of 2015 primarily in connection with previously announced branch consolidations and the company's Organization Simplification initiative. These were partially offset by an increase in provision for credit losses from very low first quarter levels. Compared to the year-ago period, the decline in GAAP earnings was driven by a higher effective tax rate and net interest margin compression.

In the second quarter of 2015, average loans increased 1% annualized from the linked quarter. Average commercial business and real estate loans increased 1% annualized over the prior quarter, driven by increases in commercial business loan balances; period-end commercial business loan balances increased 9% annualized. Average consumer loans increased 2% annualized, driven by increases in indirect auto and home equity balances. Average interest-bearing deposit balances increased 8% annualized, led by sequential increases across all categories. Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking account balances, increased 5% annualized and currently represent 37% of the company's deposit balances.

Revenues, excluding the impact of $3 million in amortization related to the company's investments in tax credits, increased 2% from the prior quarter primarily driven by an increase in noninterest income. Net interest income was unchanged from prior quarter levels as the benefits of earning asset growth and one extra day in the quarter were offset by the continued impact of reinvestments and re-pricing of assets in the current low interest rate and competitive pricing environment. Net interest margin was 3.02%, down 5 basis points from the prior quarter. Noninterest income, excluding tax credit amortization, increased 9% from the prior quarter driven by strong customer activity and favorable seasonal trends that benefited certain noninterest income categories. Excluding the impact of restructuring charges incurred in the prior quarter, noninterest expenses of $248 million increased 2% sequentially, reflecting business and volume related expenses as well as vendor and other costs associated with the company's strategic initiatives and other corporate activities.

The provision for loan losses on originated loans totaled $20 million and covered net charge-offs of $15.5 million, or 0.31% of average originated loans. At June 30, 2015, total criticized loans decreased 5% from the prior quarter. At June 30, 2015, nonperforming originated loans were $181 million, or 8% lower than at March 31, 2015.

Operating Results (Non-GAAP)	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014
Net interest income	$ 263.1	$ 262.9	$ 269.8	$ 273.3	$ 271.8
Provision for credit losses	20.8	12.8	35.7	16.7	19.8
Noninterest income	86.6	82.2	77.2	75.4	80.9
Noninterest expense	247.9	243.5	248.2	249.5	244.1
Operating net income	61.0	62.2	60.7	74.0	75.9
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Operating net income available to common	$ 53.5	$ 54.7	$ 53.2	$ 66.5	$ 68.3
Weighted average diluted shares outstanding	352.8	352.6	352.2	351.9	351.5
Operating earnings per diluted share	$ 0.15	$ 0.15	$ 0.15	$ 0.19	$ 0.19

Reported Results (GAAP)	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014
Operating net income before non-op. items	$ 61.0	$ 62.2	$ 60.7	$ 74.0	$ 75.9
Non-operating items (a)	--	10.9	(8.4)	994.1	--
Net Income / (loss)	61.0	51.4	69.1	(920.0)	75.9
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Net income / (loss) available to common	$ 53.5	$ 43.8	$ 61.5	$ (927.6)	$ 68.3
Weighted average diluted shares outstanding	352.8	352.6	352.2	350.4	351.5
Earnings per diluted share	$ 0.15	$ 0.12	$ 0.17	$ (2.65)	$ 0.19

All amounts in millions except earnings per diluted share.
(a) Q1 2015: Restructuring charges primarily related to staffing realignment, branch consolidations and third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.
Q4 2014: Benefit from reversal of process issue reserve related to certain customer deposit accounts less severance and other restructuring charges related to Organizational Simplification initiative, net of taxes.
Q3 2014: $1.1 billion non-cash goodwill impairment charge, reserves related to a process issue, and restructuring charges primarily related to branch realignment, net of taxes.

Loans

On an end-of-period basis, total loans increased 4% from the prior quarter driven by a 9% increase in commercial business (C&I) loans.

Average loans increased 1% annualized from the prior quarter to $23.2 billion, driven primarily by increases in the company's indirect auto, home equity and C&I loan portfolios.

Average commercial loans, which include C&I and commercial real estate (CRE) loans, increased 1% annualized to $14.1 billion, driven by growth primarily in the company's Eastern Pennsylvania and Tri-State markets. Average commercial loan growth in the second quarter was impacted by the timing of new business volumes, commercial real estate pay-downs early in the quarter as well as the company's continued focus on balancing volume growth with prudent credit underwriting.

Average C&I loans increased 2% annualized to $5.8 billion, driven primarily by increases in the middle market and healthcare segments. CRE loans averaged $8.3 billion and were relatively flat compared to the prior quarter due to higher principal pay-downs driven primarily by customers' sale of the properties.

Average indirect auto loan balances increased 9% annualized or by $51 million to $2.2 billion, as strong new origination activity was partially offset by increased pay-downs. Indirect auto originations during the quarter totaled $273 million. New originations in the second quarter yielded 3.38%, net of dealer reserve, an increase of 13 basis points compared to the prior quarter originations.

Average residential real estate loans decreased 1% annualized, driven by prepayment of adjustable rate mortgages and the company's limited appetite for longer-duration mortgage assets. Home equity balances increased for the ninth consecutive quarter to $3.0 billion, or 3% annualized from the prior quarter reflecting higher customer draws and the benefits of promotional and cross-sell campaigns.

Deposits

Average deposits increased 6% annualized from the prior quarter to $28.2 billion. Average consumer deposit balances increased 5% annualized to $18.1 billion, driven by higher customer balances, new account acquisitions, and successful money market deposit promotional campaigns primarily in the company's New York State footprint. Average consumer interest-bearing and noninterest-bearing checking account balances increased 12% annualized to $5.4 billion, driven by higher balances held by customers as well as new customer acquisitions. Average savings balances increased 7% annualized driven by new Companion Savings accounts as well as higher average customer balances.

Money market deposit balances increased 5% annualized, reflecting promotional marketing campaigns. Time deposits increased 15% annualized to $3.9 billion, as increases in brokered certificate of deposit balances were partially offset by lower consumer and municipal certificate of deposit balances.  Non-interest checking deposit balances averaged $5.4 billion, and were unchanged from the prior quarter but increased 7% from the year-ago period driven by higher business deposit balances.

Net Interest Income

Second quarter 2015 GAAP net interest income of $263 million was consistent with the prior quarter as the benefit of a 2% annualized increase in average earning assets was offset by a 5 basis point decline in the net interest margin. The decrease in net interest margin reflects continued compression of earning asset yields in the current low interest rate and competitive pricing environment as well as the impact of deposit pricing promotional campaigns.

Yields on loans decreased 2 basis points to 3.73%, driven primarily by elevated refinance activity in the company's residential real estate portfolio. Yields on investment securities declined 3 basis points due primarily to higher premium amortization on the residential mortgage-backed securities portfolio as well as purchases of new securities at yields lower than the overall portfolio.

The average cost of interest-bearing deposits increased 1 basis point to 0.29% from the prior quarter, reflecting a modest shift in deposit mix and the impact of promotional pricing on money market deposit accounts.

Credit Quality

At June 30, 2015, the allowance for loan losses was $236 million, compared to $231 million at March 31, 2015. Nonperforming assets decreased to $225 million and comprised 0.58% of total assets, compared to $247 million or 0.63% of total assets at March 31, 2015. Total criticized loans decreased 5% from the prior quarter.

Information for both the originated and acquired portfolios follows.

	Q2 2015			Q1 2015
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 19.5	$ 0.9	$ 20.5	$ 11.1	$ 3.0	$ 14.2
Net charge-offs	15.5	0.5	16.0	15.0	2.3	17.3
NCOs/ Avg Loans	0.31%	0.06%	0.28%	0.31%	0.25%	0.30%
Total loans**	$ 19,930	$ 3,438	$ 23,368	$ 19,529	$ 3,590	$ 23,118

(*) Excludes provision for unfunded commitments of $0.3 million and $(1.4) million in 2Q15 and 1Q15, respectively
(**) Acquired loans net of associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $20 million, compared to $11 million in the first quarter of 2015. This increase was in large part driven by provisioning associated with the $0.4 billion increase in period-end originated loans from the prior quarter. Net charge-offs in the second quarter equaled $15 million or 31 basis points of average originated loans, and were consistent with the prior quarter.

At June 30, 2015, nonperforming originated loans decreased $17 million or 8% from March 31, 2015, and comprised 0.91% of originated loans, compared to 1.01% at March 31, 2015. This decrease was driven by principal pay-downs as well as loan charge-offs.

At June 30, 2015, the allowance for loan losses on originated loans totaled $228 million or 1.15% of such loans, compared to $224 million or 1.15% of such loans at March 31, 2015.

Acquired loans

The provision for losses on acquired loans totaled $0.9 million, compared to $3 million in the prior quarter. Net charge-offs on the acquired portfolio totaled $0.5 million during the quarter, compared to $2.3 million of net charge-offs in the prior quarter. At June 30, 2015, the allowance for loan losses on acquired loans totaled $7 million, relatively unchanged from March 31, 2015. Acquired nonperforming loans totaled $27 million, a 12% decrease from the prior quarter. Acquired classified and criticized loans decreased 8% and 13%, respectively from March 31, 2015. At June 30, 2015, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $79 million.

Noninterest Income

Excluding the impact of $3 million in amortization of tax credit investments, second quarter 2015 noninterest income of $90 million increased 9% or $7 million compared to the prior quarter. This sequential increase was across most noninterest income categories reflecting strong customer activity as well as typical seasonal patterns.

Deposit service charges increased 9% from the prior quarter reflecting typical seasonal trends. Insurance commissions also increased $1 million or 9% driven primarily by higher revenues from the health and welfare business line as well as contingent commissions. Merchant and card fees increased $1 million or 12% and was driven by higher debit and credit card purchase volumes. Wealth management services increased $1 million or 7%, reflecting strong annuity sales and 1% increase in assets under management during the quarter. Capital markets income, which primarily includes income from derivatives and syndications, increased $1 million.  Mortgage banking increased $1 million or 18%, driven by an increase in gain-on-sale margins as well as a 5% increase in new locked volumes.

Offsetting these benefits, other noninterest income declined $3 million from the prior quarter reflecting amortization related to the company's tax credit investments.

Noninterest Expense

Noninterest expenses totaled $248 million in the second quarter of 2015, or $13 million lower than the first quarter of 2015 which included $18 million in restructuring charges primarily related to severance and other expenses from previously announced branch consolidations and the completion of the company's Organizational Simplification initiative.  Excluding the impact of restructuring expenses, the quarter-over-quarter increase was primarily driven by variable expenses tied to business volume and revenue growth as well as higher professional services fees.

Salaries and benefits expenses increased $2 million or 1% compared to the prior quarter, and was driven primarily by higher commissions expense tied to revenue growth. Occupancy and equipment expense decreased $1 million or 5%, due primarily to lower building maintenance expenses. Technology and communications expenses increased $1 million or 4%, due primarily to higher debit transaction volumes. Professional services fees increased $3 million in large part due to vendor and other costs associated with the company's strategic initiatives and other corporate activities in the second quarter of 2015.

In the second quarter of 2015, the operating efficiency ratio was 70.9%, consistent with 70.5% in the prior quarter.

Effective Tax Rate

The effective tax rate, on a GAAP basis, was 25%, compared to 28% in the prior quarter, primarily reflecting the benefits related to the company's tax credit investments.

Capital

Beginning in the first quarter of 2015, all regulatory capital ratios and amounts were calculated under the Basel III standardized transitional approach. At June 30, 2015, the company's estimated consolidated Total Risk Based capital and Common Equity Tier 1 capital ratios were 12.0% and 8.5% respectively, unchanged from March 31, 2015, respectively.

The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $39 billion in assets, $28 billion in deposits, and approximately 5,400 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 8:30 a.m. Eastern Time on Friday, July 24, 2015 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-800-732-6870 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and are available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until September 1, 2015 by dialing 1-800-633-8284, passcode: 21771915.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) execution risk associated with the announced investment plan; (7) regulatory approval to continue payment of common and preferred dividends.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2015		2014				Six months ended
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	June 30, 2015	June 30, 2014

Interest income:
Loans and leases	$ 211,899	$ 210,371	$ 214,609	$ 212,452	$ 210,218	$ 209,644	$ 422,270	$ 419,862
Investment securities and other	86,356	86,280	86,919	91,668	91,566	90,421	172,636	181,987
Total interest income	298,255	296,651	301,528	304,120	301,784	300,065	594,906	601,849

Interest expense:
Deposits	16,568	15,344	14,295	13,590	13,183	12,236	31,912	25,419
Borrowings	18,577	18,363	17,450	17,251	16,789	17,082	36,940	33,871
Total interest expense	35,145	33,707	31,745	30,841	29,972	29,318	68,852	59,290

Net interest income	263,110	262,944	269,783	273,279	271,812	270,747	526,054	542,559
Provision for credit losses	20,756	12,765	35,706	16,700	19,800	23,700	33,521	43,500
Net interest income after provision	242,354	250,179	234,077	256,579	252,012	247,047	492,533	499,059

Noninterest income:
Deposit service charges	22,208	20,389	22,611	20,373	23,733	23,356	42,597	47,089
Insurance commissions	17,060	15,714	14,764	18,352	17,343	15,691	32,774	33,034
Merchant and card fees	13,317	11,907	13,043	12,991	12,834	11,504	25,224	24,338
Wealth management services	15,718	14,650	14,404	15,367	15,949	15,587	30,368	31,536
Mortgage banking	5,783	4,887	4,600	4,358	5,241	3,396	10,670	8,637
Capital markets income	5,284	4,152	8,312	3,509	2,917	3,623	9,436	6,540
Lending and leasing	3,998	4,353	4,567	3,914	4,680	4,732	8,351	9,412
Bank owned life insurance	3,160	3,592	3,187	3,080	3,145	5,405	6,752	8,550
Other income	79	2,600	(8,311)	(6,552)	(4,985)	(6,570)	2,679	(11,555)
Total noninterest income	86,607	82,244	77,177	75,392	80,857	76,724	168,851	157,581

Noninterest expense:
Salaries and employee benefits	113,561	111,973	110,985	116,245	117,728	117,940	225,534	235,668
Occupancy and equipment	26,021	27,332	28,379	27,450	28,553	27,876	53,353	56,429
Technology and communications	36,486	35,061	33,940	31,465	31,140	30,345	71,547	61,485
Marketing and advertising	10,297	9,863	11,584	7,746	8,439	7,364	20,160	15,803
Professional services	16,321	13,070	16,644	13,988	13,029	11,923	29,391	24,952
Amortization of intangibles	5,092	6,205	6,432	6,521	6,790	7,509	11,297	14,299
Federal deposit insurance premiums	11,750	11,158	11,911	9,579	9,756	8,855	22,908	18,611
Restructuring charges	--	17,517	9,066	2,364	--	10,356	17,517	10,356
Goodwill impairment	--	--	--	1,100,000	--	--	--	--
Deposit account remediation	--	--	(23,000)	45,000	--	--	--	--
Other expense	28,371	28,859	28,371	36,467	28,680	26,568	57,230	55,248
Total noninterest expense	247,899	261,038	234,312	1,396,825	244,115	248,736	508,937	492,851

Income (loss) before income tax	81,062	71,385	76,942	(1,064,854)	88,754	75,035	152,447	163,789
Income tax expense (benefit)	20,052	20,000	7,875	(144,808)	12,879	14,825	40,052	27,704
Net income (loss)	61,010	51,385	69,067	(920,046)	75,875	60,210	112,395	136,085
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	15,094	15,094
Net income (loss) available to common stockholders	$ 53,463	$ 43,838	$ 61,520	$ (927,593)	$ 68,328	$ 52,663	$ 97,301	$ 120,991

Financial Ratios:
Earnings (loss) per basic share	$ 0.15	$ 0.12	$ 0.17	$ (2.65)	$ 0.19	$ 0.15	$ 0.27	$ 0.34
Earnings (loss) per diluted share	$ 0.15	$ 0.12	$ 0.17	$ (2.65)	$ 0.19	0.15	$ 0.27	0.34
Weighted average shares outstanding - basic(1)	351,126	350,741	350,444	350,381	350,229	349,906	350,935	350,068
Weighted average shares outstanding - diluted(1)	352,791	352,621	352,152	350,381	351,541	351,408	352,683	351,448
Net revenue(2)	$ 349,717	$ 345,188	$ 346,960	$ 348,671	$ 352,669	$ 347,471	$ 694,905	$ 700,140
Noninterest income as a percentage of net revenue(2)	24.76%	23.83%	22.24%	21.62%	22.93%	22.08%	24.30%	22.51%
Pre-tax, pre-provision income (loss)(3)	$ 101,818	$ 84,150	$ 112,648	$ (1,048,154)	$ 108,554	$ 98,735	$ 185,968	$ 207,289
Pre-tax, pre-provision income per diluted share(3)	$ 0.29	$ 0.24	$ 0.32	$ (2.99)	$ 0.31	$ 0.28	$ 0.53	$ 0.59
Pre-tax, pre-provision return on average assets(3)	1.05%	0.88%	1.17%	(10.8)%	1.14%	1.06%	0.97%	1.10%
Net interest margin(4)	3.02%	3.07%	3.11%	3.21%	3.26%	3.33%	3.04%	3.30%
Interest yield on average loans(4)	3.73%	3.75%	3.78%	3.80%	3.89%	3.98%	3.74%	3.94%
Rate paid on interest-bearing liabilities	0.49%	0.48%	0.45%	0.44%	0.44%	0.44%	0.49%	0.44%
Efficiency ratio	70.9%	75.6%	67.5%	400.6%	69.2%	71.6%	73.2%	70.4%
Expenses as a percentage of average loans and deposits	1.93%	2.05%	1.85%	11.19%	1.97%	2.06%	2.01%	2.03%
Effective tax rate (benefit)	24.7%	28.0%	10.2%	(13.6)%	14.5%	19.8%	26.3%	16.9%
Return on average assets(5)	0.63%	0.54%	0.72%	(9.46)%	0.80%	0.65%	0.58%	0.72%
Return on average equity(5)	5.90%	5.05%	6.62%	(71.57)%	6.01%	4.85%	5.48%	5.43%
Return on average tangible equity(3)(5)	8.94%	7.68%	10.07%	(141.16)%	12.01%	9.79%	8.32%	10.91%
Return on average common equity	5.63%	4.69%	6.42%	(77.27)%	5.80%	4.55%	5.17%	5.18%
Return on average tangible common equity(3)	8.94%	7.48%	10.24%	(163.71)%	12.48%	9.90%	8.22%	11.21%

(1) Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2015		2014
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Cash and cash equivalents	$ 527,323	$ 387,676	$ 420,033	$ 451,313	$ 557,423	$ 503,070
Investment securities:
Available for sale	5,750,860	5,911,419	5,915,338	6,198,140	6,683,914	7,060,237
Held to maturity	6,169,838	6,214,561	5,941,621	5,351,977	4,834,279	4,467,213
FHLB and FRB common stock	379,135	375,090	411,857	389,870	434,322	437,550
Total investment securities	12,299,833	12,501,070	12,268,816	11,939,987	11,952,515	11,965,000
Loans held for sale	59,816	48,755	39,825	31,245	45,446	34,465
Loans and leases:
Commercial:
Real estate	8,312,332	8,287,108	8,204,027	8,013,622	7,940,977	7,867,724
Business	5,923,524	5,790,980	5,775,413	5,836,235	5,741,684	5,470,177
Total commercial loans	14,235,856	14,078,088	13,979,440	13,849,857	13,682,661	13,337,901
Consumer:
Residential real estate	3,329,799	3,330,216	3,353,081	3,360,805	3,358,347	3,389,071
Home equity	2,984,872	2,943,844	2,936,123	2,886,655	2,835,421	2,767,024
Indirect auto	2,256,004	2,200,913	2,166,320	2,073,843	1,871,688	1,655,489
Credit cards	304,682	301,228	324,113	312,549	311,640	305,663
Other consumer	257,204	263,985	278,305	286,140	286,062	295,692
Total consumer loans	9,132,561	9,040,186	9,057,942	8,919,992	8,663,158	8,412,939
Total loans and leases	23,368,417	23,118,274	23,037,382	22,769,849	22,345,819	21,750,840
Allowance for loan losses	235,600	231,138	234,251	222,753	219,426	213,937
Loans and leases, net	23,132,817	22,887,136	22,803,131	22,547,096	22,126,393	21,536,903
Bank owned life insurance	431,335	428,454	426,192	423,376	420,230	417,031
Goodwill and other intangibles	1,404,201	1,410,800	1,417,005	1,423,437	2,528,481	2,535,271
Other assets	1,208,218	1,243,588	1,176,036	1,155,588	997,120	999,469
Total assets	$ 39,063,543	$ 38,907,479	$ 38,551,038	$ 37,972,042	$ 38,627,608	$ 37,991,209

Deposits:
Savings accounts	$ 3,483,777	$ 3,488,441	$ 3,451,616	$ 3,458,661	$ 3,626,750	$ 3,664,765
Interest-bearing checking	5,088,856	5,158,264	5,084,456	5,055,458	4,743,684	4,929,302
Money market deposits	10,303,873	10,368,358	9,962,220	9,894,346	9,834,344	10,106,569
Noninterest-bearing deposits	5,549,944	5,500,484	5,407,382	5,308,736	5,284,037	5,101,681
Certificates of deposit	4,020,367	3,734,226	3,875,563	3,952,879	3,955,754	3,795,438
Total deposits	28,446,817	28,249,773	27,781,237	27,670,080	27,444,569	27,597,755

Short-term borrowings	4,275,886	4,739,264	5,471,974	4,928,762	4,890,343	4,137,496
Long-term borrowings	1,683,476	1,233,550	733,620	733,684	733,337	733,384
Other liabilities	536,239	559,646	471,449	543,813	477,685	495,589
Total liabilities	34,942,418	34,782,233	34,458,280	33,876,339	33,545,934	32,964,224
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	3,783,123	3,787,244	3,754,756	3,757,701	4,743,672	4,688,983
Total stockholders' equity	4,121,125	4,125,246	4,092,758	4,095,703	5,081,674	5,026,985
Total liabilities and stockholders' equity	$ 39,063,543	$ 38,907,479	$ 38,551,038	$ 37,972,042	$ 38,627,608	$ 37,991,209

Selected balance sheet information:
Total interest-earning assets(1)	$ 35,813,498	$ 35,594,208	$ 35,310,447	$ 34,720,650	$ 34,305,451	$ 33,684,828
Total interest-bearing liabilities	28,856,235	28,722,103	28,579,449	28,023,790	27,784,211	27,366,955
Net interest-earning assets	$ 6,957,263	$ 6,872,105	$ 6,730,998	$ 6,696,860	$ 6,521,240	$ 6,317,873

Tangible common equity(1)(2)	$ 2,378,922	$ 2,376,444	$ 2,337,751	$ 2,334,263	$ 2,215,191	$ 2,153,712
Unrealized gain on available for sale securities, net of tax(3)	37,464	68,194	52,244	55,052	86,244	72,579

Total core deposits	$ 24,426,450	$ 24,515,547	$ 23,905,674	$ 23,717,201	$ 23,488,815	$ 23,802,317

Originated loans(4)	$ 19,929,719	$ 19,528,609	$ 19,295,553	$ 18,841,896	$ 18,196,302	$ 17,388,542
Acquired loans(5)	3,517,525	3,681,354	3,834,931	4,028,091	4,254,750	4,475,593
Credit related discount on acquired loans(6)	(78,827)	(91,689)	(93,102)	(100,138)	(105,233)	(113,295)
Total Loans	$ 23,368,417	$ 23,118,274	$ 23,037,382	$ 22,769,849	$ 22,345,819	$ 21,750,840

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Carrying value of acquired loans plus the principal not expected to be collected.
(6) Principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									Six months ended
	June 30, 2015			March 31, 2015			June 30, 2014			June 30, 2015			June 30, 2014
	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$ 8,257	$ 75	3.61%	$ 8,263	$ 74	3.60%	$ 7,899	$ 75	3.77%	$ 8,260	$ 150	3.60%	$ 7,850	$ 151	3.83%
Business	5,830	52	3.48	5,797	50	3.43	5,564	50	3.56	5,813	101	3.46	5,489	98	3.56
Total commercial loans	14,087	127	3.56	14,060	124	3.53	13,463	125	3.68	14,073	251	3.54	13,339	249	3.72
Consumer:
Residential real estate	3,326	31	3.68	3,338	32	3.78	3,361	32	3.80	3,332	62	3.73	3,389	65	3.84
Home equity	2,963	28	3.86	2,939	28	3.91	2,800	28	4.06	2,951	57	3.89	2,778	56	4.09
Indirect auto	2,238	15	2.74	2,187	15	2.79	1,750	12	2.85	2,213	30	2.77	1,682	24	2.89
Credit cards	304	9	11.40	311	9	11.74	308	9	11.44	307	18	11.57	311	18	11.54
Other consumer	260	5	8.49	275	6	8.49	291	6	8.53	267	11	8.49	295	13	8.59
Total consumer loans	9,091	88	3.91	9,050	90	4.02	8,510	88	4.13	9,070	178	3.96	8,455	176	4.20
Total loans and leases	23,178	215	3.73	23,110	214	3.75	21,973	213	3.89	23,143	429	3.74	21,794	425	3.94
Residential MBS	7,381	43	2.30	7,180	45	2.49	6,097	41	2.67	7,281	87	2.39	5,895	80	2.71
Commercial MBS	1,311	11	3.42	1,404	11	3.26	1,608	14	3.45	1,357	23	3.34	1,652	28	3.36
Other investment securities (3)	3,604	34	3.75	3,554	31	3.52	4,159	38	3.69	3,580	65	3.63	4,272	77	3.62
Total securities, at amortized cost	12,296	88	2.85	12,138	87	2.88	11,864	93	3.13	12,218	175	2.86	11,819	185	3.13
Money market and other investments	100	--	1.56	158	--	1.01	165	1	1.27	129	1	1.22	145	1	1.43
Total interest-earning assets	35,574	$ 303	3.42%	35,406	$ 302	3.45%	34,002	$ 307	3.62%	35,490	$ 605	3.44%	33,758	$ 611	3.65%
Goodwill and other intangibles	1,408			1,414			2,532			1,411			2,535
Other noninterest-earning assets	1,931			1,887			1,679			1,909			1,689

Total assets	$ 38,913			$ 38,707			$ 38,213			$ 38,810			$ 37,982

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,494	$ 1	0.09%	$ 3,432	$ --	0.08%	$ 3,654	$ 1	0.09%	$ 3,463	$ 1	0.09%	$ 3,643	$ 2	0.08%
Interest-bearing checking	5,131	--	0.03	5,001	--	0.03	4,820	--	0.03	5,067	1	0.03	4,778	1	0.03
Money market deposits	10,251	8	0.29	10,132	7	0.26	9,971	5	0.22	10,192	14	0.27	9,929	10	0.21
Certificates of deposit	3,917	8	0.82	3,778	8	0.84	3,971	7	0.66	3,848	16	0.83	3,810	13	0.68
Total interest bearing deposits	22,793	17	0.29%	22,343	15	0.28%	22,416	13	0.24%	22,570	32	0.29%	22,160	25	0.23%
Borrowings
Short-term borrowings	4,522	5	0.48%	5,125	6	0.46%	4,410	5	0.43%	4,821	11	0.47%	4,525	10	0.43%
Long-term borrowings	1,359	13	3.90	1,027	13	4.98	733	12	6.62	1,194	26	4.36	733	24	6.65
Total borrowings	5,881	18	1.27	6,152	19	1.21	5,143	17	1.31	6,015	37	1.24	5,258	34	1.30
Total interest-bearing liabilities	28,674	$ 35	0.49%	28,495	$ 34	0.48%	27,559	$ 30	0.44%	28,585	$ 69	0.49%	27,418	$ 59	0.44%
Noninterest-bearing deposits	5,427			5,430			5,077			5,428			4,971
Other noninterest-bearing liabilities	667			654			511			660			543
Total liabilities	34,768			34,579			33,147			34,673			32,932
Total stockholders' equity	4,145			4,128			5,066			4,137			5,050
Total liabilities and stockholders' equity	$ 38,913			$ 38,707			$ 38,213			$ 38,810			$ 37,982

Net interest income (FTE)		$ 268			$ 268			$ 277			$ 536			$ 552
Taxable Equivalent Adjustment(1)		5			5			5			10			9

Total core deposits	$ 24,303	$ 9	0.14%	$ 23,995	$ 7	0.13%	$ 23,522	$ 6	0.11%	$ 24,150	$ 16	0.13%	$ 23,321	$ 13	0.11%
Total transactional deposits	10,558	--	0.01%	10,431	--	0.01%	9,897	--	0.01%	10,495	1	0.01%	9,749	1	0.02%
Total deposits	28,220	17	0.24%	27,773	15	0.22%	27,493	13	0.19%	27,998	32	0.23%	27,131	25	0.19%

Tax equivalent net interest rate spread			2.93%			2.97%			3.18%			2.95%			3.21%
Tax equivalent net interest rate margin			3.02%			3.07%			3.26%			3.04%			3.30%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Includes nonaccrual loans.
(3) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2015		2014				Six months ended
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	June 30, 2015	June 30, 2014
Beginning balance	$ 231,138	$ 234,251	$ 222,753	$ 219,426	$ 213,937	$ 209,274	$ 234,251	$ 209,274
Net loan (charge-offs) recoveries:
Commercial real estate	$ (5,525)	$ (5,825)	$ (2,008)	$ (2,259)	$ (4,885)	$ 905	$ (11,350)	$ (3,980)
Commercial business	(3,513)	(4,178)	(12,650)	(3,148)	(1,795)	(9,138)	(7,691)	(10,933)
Residential real estate	(197)	(266)	(476)	(102)	(352)	(174)	(463)	(526)
Home equity	(1,367)	(1,526)	(1,406)	(1,131)	(1,294)	(3,045)	(2,893)	(4,339)
Indirect auto	(1,342)	(1,226)	(2,241)	(1,621)	(1,455)	(2,086)	(2,568)	(3,541)
Credit cards	(2,522)	(2,450)	(2,464)	(2,726)	(2,930)	(3,044)	(4,972)	(5,974)
Other consumer	(1,528)	(1,807)	(1,457)	(1,986)	(1,200)	(2,055)	(3,335)	(3,255)
Total net loan charge-offs	$ (15,994)	$ (17,278)	$ (22,702)	$ (12,973)	$ (13,911)	$ (18,637)	$ (33,272)	$ (32,548)
Provision for loan losses	20,456	14,165	34,200	16,300	19,400	23,300	34,621	42,700
Ending balance	$ 235,600	$ 231,138	$ 234,251	$ 222,753	$ 219,426	$ 213,937	$ 235,600	$ 219,426

Supplemental information
Allowance to loans	1.01%	1.00%	1.02%	0.98%	0.98%	0.98%	1.01%	0.98%
Allowance for originated loans to originated loans(1)	1.15%	1.15%	1.18%	1.16%	1.18%	1.21%	1.15%	1.18%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.27%	0.29%	0.10%	0.11%	0.25%	(0.05)%	0.27%	0.10%
Commercial business	0.24%	0.29%	0.87%	0.22%	0.13%	0.68%	0.26%	0.40%
Total commercial loans	0.26%	0.28%	0.42%	0.16%	0.20%	0.25%	0.27%	0.22%
Residential real estate	0.02%	0.03%	0.06%	0.01%	0.04%	0.02%	0.03%	0.03%
Home equity	0.18%	0.21%	0.19%	0.16%	0.18%	0.44%	0.20%	0.31%
Indirect auto	0.24%	0.22%	0.42%	0.33%	0.33%	0.52%	0.23%	0.42%
Credit cards	3.32%	3.16%	3.13%	3.49%	3.80%	3.88%	3.24%	3.84%
Other consumer	2.35%	2.63%	2.06%	2.77%	1.65%	2.74%	2.49%	2.20%
Total consumer loans	0.31%	0.33%	0.36%	0.35%	0.34%	0.50%	0.31%	0.42%
Total loans	0.28%	0.30%	0.40%	0.23%	0.25%	0.34%	0.29%	0.30%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.31%	0.24%	0.06%	0.13%	0.29%	(0.11)%	0.28%	0.09%
Commercial business	0.25%	0.31%	0.93%	0.24%	0.14%	0.73%	0.28%	0.43%
Total commercial loans	0.28%	0.27%	0.44%	0.18%	0.22%	0.26%	0.28%	0.24%
Residential real estate	0.04%	0.05%	0.09%	0.02%	0.07%	0.04%	0.04%	0.05%
Home equity	0.17%	0.16%	0.15%	0.17%	0.16%	0.21%	0.16%	0.19%
Indirect auto	0.24%	0.22%	0.42%	0.33%	0.33%	0.52%	0.23%	0.42%
Credit cards	3.32%	3.16%	3.13%	3.49%	3.80%	3.88%	3.24%	3.84%
Other consumer	2.35%	2.63%	2.06%	2.77%	1.65%	2.74%	2.49%	2.20%
Total consumer loans	0.37%	0.38%	0.44%	0.45%	0.45%	0.57%	0.38%	0.51%
Total loans	0.31%	0.31%	0.44%	0.27%	0.30%	0.36%	0.31%	0.33%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 60,021	$ 65,655	$ 53,164	$ 57,340	$ 55,945	$ 41,296	$ 60,021	$ 55,945
Commercial business	42,979	54,506	45,201	36,939	32,861	35,335	42,979	32,861
Residential real estate	32,877	32,791	33,652	36,113	33,870	32,736	32,877	33,870
Home equity	27,092	26,163	23,749	23,392	19,429	19,516	27,092	19,429
Indirect auto	13,066	13,399	12,616	11,890	9,821	7,943	13,066	9,821
Other consumer	4,917	5,065	5,140	5,134	5,037	5,216	4,917	5,037
Total originated nonperforming loans	180,952	197,579	173,522	170,808	156,963	142,042	180,952	156,963
Total acquired nonperforming loans(2)	26,553	30,236	30,223	28,611	32,488	30,617	26,553	32,488
Total nonperforming loans	207,505	227,815	203,745	199,419	189,451	172,659	207,505	189,451
Real estate owned	17,397	19,128	20,541	20,261	24,270	25,466	17,397	24,270
Total nonperforming assets(3)	$ 224,902	$ 246,943	$ 224,286	$ 219,680	$ 213,721	$ 198,125	$ 224,902	$ 213,721

Accruing troubled debt restructurings (TDR)	$ 64,643	$ 64,401	$ 67,102	$ 69,199	$ 80,214	$ 56,038	$ 64,643	$ 80,214
Loans 90 days past due still accruing(4)	78,279	87,213	93,903	108,615	112,718	119,134	78,279	112,718
Total classified loans(5)	592,148	615,518	609,316	649,320	661,699	667,327	592,148	661,699
Total criticized loans(6)	$ 938,951	$ 990,656	$ 1,041,050	$ 1,089,851	$ 1,072,133	$ 1,075,523	$ 915,160	$ 1,072,133

Total nonperforming loans to loans	0.89%	0.99%	0.88%	0.88%	0.85%	0.79%	0.89%	0.85%
Total nonperforming originated loans to originated loans(1)	0.91%	1.01%	0.90%	0.91%	0.86%	0.82%	0.91%	0.86%
Total nonperforming assets to loans and real estate owned	0.96%	1.07%	0.97%	0.96%	0.96%	0.91%	0.96%	0.96%
Total nonperforming assets to assets	0.58%	0.63%	0.58%	0.58%	0.55%	0.52%	0.58%	0.55%
Allowance to nonperforming loans	113.5%	101.5%	115.0%	111.7%	115.8%	123.9%	113.5%	115.8%

Originated loans(1)	$ 19,929,719	$ 19,528,609	$ 19,295,553	$ 18,841,896	$ 18,196,302	$ 17,388,542	$ 19,929,719	$ 18,196,302
Acquired loans(7)	3,517,525	3,681,354	3,834,931	4,028,091	4,254,750	4,475,593	3,517,525	4,254,750
Credit related discount on acquired loans(8)	(78,827)	(91,689)	(93,102)	(100,138)	(105,233)	(113,295)	(78,827)	(105,233)
Total Loans	$ 23,368,417	$ 23,118,274	$ 23,037,382	$ 22,769,849	$ 22,345,819	$ 21,750,840	$ 23,368,417	$ 22,345,819

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Does not include a $5.5 million nonperforming loan that was classified as held for sale at March 31, 2015, which was sold and for which we received the proceeds on April 2, 2015.
(4) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(5) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2014.
(6) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(7) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(8) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Risk weighted assets in millions; share counts in thousands)

	2015		2014
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
First Niagara Financial Group, Inc. capital ratios(1)(2):
Tier 1 risk based capital	10.03%	10.02%	9.81%	9.82%	9.58%	9.62%
Total risk based capital	11.96%	11.95%	11.75%	11.75%	11.53%	11.60%
Common equity tier 1 capital	8.50%	8.48%	N/A	N/A	N/A	N/A
Tier 1 common capital(3)	N/A	N/A	8.20%	8.19%	7.93%	7.93%
Leverage	7.60%	7.56%	7.50%	7.34%	7.34%	7.28%
Equity to assets	10.55%	10.60%	10.62%	10.79%	13.16%	13.23%
Tangible common equity to tangible assets(3)	6.32%	6.34%	6.30%	6.39%	6.14%	6.07%
Total risk weighted assets	$ 28,445	$ 28,153	$ 28,186	$ 27,729	$ 27,313	$ 26,638

First Niagara Bank, N.A capital ratios(1)(2):
Tier 1 risk based capital	10.66%	10.65%	10.48%	10.41%	10.19%	10.23%
Total risk based capital	11.54%	11.53%	11.37%	11.27%	11.05%	11.08%
Common equity tier 1 capital	10.66%	10.65%	N/A	N/A	N/A	N/A
Leverage	8.07%	8.03%	8.01%	7.78%	7.80%	7.74%
Total risk weighted assets	$ 28,359	$ 28,068	$ 28,146	$ 27,686	$ 27,272	$ 26,595

Number of branches	394	394	411	411	411	411
Full time equivalent employees	5,364	5,322	5,572	5,768	5,874	5,750

Share information and per share metrics:
Common shares outstanding	354,890	353,717	353,388	355,423	355,483	354,127
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	11,112	12,285	12,614	10,579	10,519	11,875
Market price (NASDAQ: FNFG):	$ 9.44	$ 8.84	$ 8.43	$ 8.33	$ 8.74	$ 9.45
Book value per common share(4)	10.77	10.80	10.71	10.72	13.54	13.40
Tangible book value per common share(3)(4)	6.77	6.78	6.67	6.66	6.32	6.15
Price/Book	87.65%	81.85%	78.71%	77.71%	64.55%	70.52%
Price/Tangible book(1)	139.44%	130.38%	126.39%	125.08%	138.29%	153.66%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	53.33%	66.67%	47.06%	N/M	42.11%	53.33%
Dividend yield (annualized)	3.40%	3.67%	3.77%	3.81%	3.67%	3.43%

N/M Not meaningful.
(1) Represents an estimate as of June 30, 2015. All preceding quarters represent actual amounts.
(2) Basel III Transitional rules became effective for us on January 1, 2015. Ratios and amounts presented prior to March 31, 2015 are calculated under Basel I rules. As of March 31, 2015, the ratios presented are calculated under the Basel III Standardized Transitional Approach. Common equity tier 1 capital under Basel III replaced Tier 1 common capital under Basel I. Prior to Basel III becoming effective on January 1, 2015, tier 1 common capital under Basel I was a non-GAAP financial measure.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2015		2014				Six months ended
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	June 30, 2015	June 30, 2014
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.15	$ 0.15	$ 0.15	$ 0.19	$ 0.19	$ 0.17	$ 0.31	$ 0.37
Earnings per diluted share	$ 0.15	$ 0.15	$ 0.15	$ 0.19	$ 0.19	$ 0.17	$ 0.30	$ 0.37
Weighted average shares outstanding - basic(2)	351,126	350,741	350,444	350,381	350,229	349,906	350,935	350,068
Weighted average shares outstanding - diluted(2)	352,791	352,621	352,152	351,898	351,541	351,408	352,683	351,448
Noninterest income as a percentage of net revenue(3)	24.76%	23.83%	22.24%	21.62%	22.93%	22.08%	24.30%	22.51%
Pre-tax, pre-provision income	101,818	101,667	98,714	99,210	108,554	109,091	203,485	217,645
Pre-tax, pre-provision income per diluted share	$ 0.29	$ 0.29	$ 0.28	$ 0.28	$ 0.31	$ 0.31	$ 0.58	$ 0.62
Pre-tax, pre-provision return on average assets	1.05%	1.07%	1.02%	1.02%	1.14%	1.17%	1.06%	1.16%
Net interest margin(4)	3.02%	3.07%	3.11%	3.21%	3.26%	3.33%	3.04%	3.30%
Interest yield on average loans(4)	3.73%	3.75%	3.78%	3.80%	3.89%	3.98%	3.74%	3.94%
Rate paid on interest-bearing liabilities	0.49%	0.48%	0.45%	0.44%	0.44%	0.44%	0.49%	0.44%
Efficiency ratio	70.9%	70.5%	71.5%	71.5%	69.2%	68.6%	70.7%	68.9%
Effective tax rate	24.7%	30.0%	3.7%	10.3%	14.5%	19.7%	27.5%	17.1%
Return on average assets	0.63%	0.65%	0.63%	0.76%	0.80%	0.74%	0.64%	0.77%
Return on average equity	5.90%	6.12%	5.82%	5.76%	6.01%	5.52%	6.01%	5.77%
Return on average tangible equity(5)	8.94%	9.30%	8.85%	11.35%	12.01%	11.14%	9.12%	11.58%
Return on average common equity	5.63%	5.85%	5.54%	5.54%	5.80%	5.27%	5.74%	5.54%
Return on average tangible common equity(6)	8.94%	9.34%	8.85%	11.73%	12.48%	11.47%	9.13%	11.98%

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 247,899	$ 243,521	$ 248,246	$ 249,461	$ 244,115	$ 238,380	$ 491,420	$ 482,495
Restructuring charges	--	17,517	9,066	2,364	--	10,356	17,517	10,356
Goodwill impairment	--	--	--	1,100,000	--	--	--	--
Deposit account remediation	--	--	(23,000)	45,000	--	--	--	--
Total reported noninterest expense (GAAP)	$ 247,899	$ 261,038	$ 234,312	$ 1,396,825	$ 244,115	$ 248,736	$ 508,937	$ 492,851

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 61,010	$ 62,246	$ 60,697	$ 74,009	$ 75,875	$ 68,555	$ 123,256	$ 144,430
Nonoperating income and expenses, net of tax:
Restructuring charges	--	10,861	6,364	1,555	--	8,345	10,861	8,345
Goodwill impairment	--	--	--	963,267	--	--	--	--
Deposit account remediation	--	--	(14,734)	29,233	--	--	--	--
Total nonoperating expenses, net of tax	--	10,861	(8,370)	994,055	--	8,345	10,861	8,345
Net income (loss) (GAAP)	$ 61,010	$ 51,385	$ 69,067	$ (920,046)	$ 75,875	$ 60,210	$ 112,395	$ 136,085

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 53,463	$ 54,699	$ 53,150	$ 66,462	$ 68,328	$ 61,008	$ 108,162	$ 129,336
Nonoperating income and expenses, net of tax:
Restructuring charges	--	10,861	6,364	1,555	--	8,345	10,861	8,345
Goodwill impairment	--	--	--	963,267	--	--	--	--
Deposit account remediation	--	--	(14,734)	29,233	--	--	--	--
Total nonoperating income and expenses, net of tax	--	10,861	(8,370)	994,055	--	8,345	10,861	8,345
Net income (loss) available to common stockholders (GAAP)	$ 53,463	$ 43,838	$ 61,520	$ (927,593)	$ 68,328	$ 52,663	$ 97,301	$ 120,991

Computation of pre-tax,pre-provision income:
Net interest income	$ 263,110	$ 262,944	$ 269,783	$ 273,279	$ 271,812	$ 270,747	$ 526,054	$ 542,559
Noninterest income	86,607	82,244	77,177	75,392	80,857	76,724	168,851	157,581
Noninterest expense	(247,899)	(261,038)	(234,312)	(1,396,825)	(244,115)	(248,736)	(508,937)	(492,851)
Pre-tax, pre-provision income (loss) (GAAP)	101,818	84,150	112,648	(1,048,154)	108,554	98,735	185,968	207,289
Add back: non-operating noninterest expenses (1)	--	17,517	(13,934)	1,147,364	--	10,356	17,517	10,356
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 101,818	$ 101,667	$ 98,714	$ 99,210	$ 108,554	$ 109,091	$ 203,485	$ 217,645

(1) Noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2015		2014				Six months ended
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	June 30, 2015	June 30, 2014
Computation of Ending Tangible Assets:
Total assets	$ 39,063,543	$ 38,907,479	$ 38,551,038	$ 37,972,042	$ 38,627,608	$ 37,991,209	$ 39,063,543	$ 38,627,608
Less: Goodwill and other intangibles	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(2,528,481)	(2,535,271)	(1,404,201)	(2,528,481)
Tangible assets	$ 37,659,342	$ 37,496,679	$ 37,134,033	$ 36,548,605	$ 36,099,127	$ 35,455,938	$ 37,659,342	$ 36,099,127

Computation of Average Tangible Assets:
Total assets	$ 38,913,219	$ 38,706,545	$ 38,317,930	$ 38,591,115	$ 38,212,597	$ 37,378,587	$ 38,810,454	$ 37,981,521
Less: Goodwill and other intangibles	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(2,531,612)	(2,546,031)	(1,410,840)	(2,535,232)
Tangible assets	$ 37,505,273	$ 37,292,780	$ 36,897,811	$ 36,076,534	$ 35,680,985	$ 34,832,556	$ 37,399,614	$ 35,446,289

Computation of Ending Tangible Equity:
Total stockholders' equity	$ 4,121,125	$ 4,125,246	$ 4,092,758	$ 4,095,702	$ 5,081,674	$ 5,026,985	$ 4,121,125	$ 5,081,674
Less: Goodwill and other intangibles	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(2,528,481)	(2,535,271)	(1,404,201)	(2,528,481)
Tangible equity	$ 2,716,924	$ 2,714,446	$ 2,675,753	$ 2,672,265	$ 2,553,193	$ 2,491,714	$ 2,716,924	$ 2,553,193

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,121,125	$ 4,125,246	$ 4,092,758	$ 4,095,702	$ 5,081,674	$ 5,026,985	$ 4,121,125	$ 5,081,674
Less: Goodwill and other intangibles	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(2,528,481)	(2,535,271)	(1,404,201)	(2,528,481)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,378,922	$ 2,376,444	$ 2,337,751	$ 2,334,263	$ 2,215,191	$ 2,153,712	$ 2,378,922	$ 2,215,191

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,145,334	$ 4,127,743	$ 4,141,141	$ 5,100,494	$ 5,065,797	$ 5,034,093	$ 4,136,587	$ 5,050,037
Less: Goodwill and other intangibles	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(2,531,612)	(2,538,891)	(1,410,840)	(2,535,232)
Tangible equity	$ 2,737,388	$ 2,713,978	$ 2,721,022	$ 2,585,913	$ 2,534,185	$ 2,495,202	$ 2,725,747	$ 2,514,805

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,145,334	$ 4,127,743	$ 4,141,141	$ 5,100,494	$ 5,065,797	$ 5,034,093	$ 4,136,587	$ 5,050,037
Less: Goodwill and other intangibles	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(2,531,612)	(2,538,891)	(1,410,840)	(2,535,232)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,399,386	$ 2,375,976	$ 2,383,020	$ 2,247,911	$ 2,196,183	$ 2,157,200	$ 2,387,745	$ 2,176,803

Computation of Tier 1 Common Capital:
Tier 1 capital	N/A	N/A	$ 2,764,117	$ 2,722,685	$ 2,613,584	$ 2,562,261	N/A	$ 2,613,584
Less: Qualifying restricted core capital elements	N/A	N/A	(113,785)	(113,556)	(113,330)	(113,107)	N/A	(113,330)
Less: Perpetual non-cumulative preferred stock	N/A	N/A	(338,002)	(338,002)	(338,002)	(338,002)	N/A	(338,002)
Tier 1 common capital (Non-GAAP)	N/A	N/A	$ 2,312,330	$ 2,271,127	$ 2,162,252	$ 2,111,152	N/A	$ 2,162,252
CONTACT:  First Niagara Contacts
          Investors: Ram Shankar
          Senior Vice President, Investor Relations
          (716) 270-8623
          ram.shankar@fnfg.com

          News Media: David Lanzillo
          Senior Vice President, Corporate Communications
          (716) 819-5780
          david.lanzillo@fnfg.com